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                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG

                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                           TRAPPIST ACQUISITION CORP.

                                       AND

                       KURZWEIL APPLIED INTELLIGENCE, INC.


                              DATED: APRIL 14, 1997






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                                TABLE OF CONTENTS

ARTICLE I THE MERGER..............................................................................................1

1.1 THE MERGER....................................................................................................1
1.2 THE CLOSING...................................................................................................1
1.3 ACTIONS AT THE CLOSING........................................................................................2
1.4 ADDITIONAL ACTIONS............................................................................................2
1.5 CONVERSION OF SHARES..........................................................................................2
1.6 APPRAISAL RIGHTS..............................................................................................4
1.7 EXCHANGE OF SHARES............................................................................................4
1.8 DIVIDENDS.....................................................................................................6
1.9 OPTIONS AND WARRANTS..........................................................................................6
1.10 CERTIFICATE OF INCORPORATION.................................................................................7
1.11 BYLAWS.......................................................................................................8
1.12 DIRECTORS AND OFFICERS.......................................................................................8
1.13 NO FURTHER RIGHTS............................................................................................8
1.14 CLOSING OF TRANSFER BOOKS....................................................................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................8

2.1 ORGANIZATION AND QUALIFICATION OF THE COMPANY.................................................................8
2.2 CAPITALIZATION................................................................................................9
2.3 SUBSIDIARIES.................................................................................................10
2.4 AUTHORIZATION OF TRANSACTION.................................................................................10
2.5 PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS.................................................................10
2.6 NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS.........................................................10
2.7 REPORTS AND FINANCIAL STATEMENTS.............................................................................11
2.8 ABSENCE OF UNDISCLOSED LIABILITIES...........................................................................12
2.9 ABSENCE OF CERTAIN CHANGES...................................................................................12
2.10 PAYMENT OF TAXES............................................................................................14
2.11 TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES.........................................................15
2.12 INVENTORIES; ACCOUNTS RECEIVABLE............................................................................15
2.13 INTELLECTUAL PROPERTY RIGHTS................................................................................16
2.14 CONTRACTS AND COMMITMENTS...................................................................................17
2.15 LABOR AND EMPLOYEE RELATIONS................................................................................18
2.16 EMPLOYEE BENEFITS AND ERISA.................................................................................19
2.17 ENVIRONMENTAL MATTERS.......................................................................................21
2.18 PERMITS.....................................................................................................21
2.19 WARRANTY OR OTHER CLAIMS....................................................................................21
2.20 CLAIMS AND LEGAL PROCEEDINGS................................................................................22
2.21 BORROWINGS AND GUARANTEES...................................................................................22
2.22 FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY..........................................................22
2.23 INSURANCE...................................................................................................22
2.24 GOVERNMENT CONTRACTS........................................................................................23
2.25 CORPORATE BOOKS AND RECORDS.................................................................................23
2.26 TRANSACTION FEE.............................................................................................23
2.27 TRANSACTIONS WITH INTERESTED PERSONS........................................................................23
2.28 ABSENCE OF SENSITIVE PAYMENTS...............................................................................23
2.29 DISCLOSURE OF MATERIAL INFORMATION..........................................................................24
2.30 REGULATORY CORRESPONDENCE...................................................................................24
2.31 STATE ANTITAKEOVER STATUTES.................................................................................24
2.32 COMPANY ACTION..............................................................................................24
2.33 HSR ACT.....................................................................................................25

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
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PARENT  AND THE ACQUISITION SUBSIDIARY.........................25

3.1 ORGANIZATION OF PARENT AND ACQUISITION SUBSIDIARY............................................................25
3.2 CAPITALIZATION...............................................................................................26
3.3 AUTHORIZATION OF TRANSACTION.................................................................................26
3.4 NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS.........................................................26
3.5 REPORTS AND FINANCIAL STATEMENTS.............................................................................27
3.6 CLAIMS AND LEGAL PROCEEDINGS.................................................................................28
3.7 DISCLOSURE OF MATERIAL INFORMATION...........................................................................28
3.8 PARENT ACTION................................................................................................28
3.9 SHAREHOLDER VOTE NOT REQUIRED................................................................................29
3.10 TRANSACTION FEES............................................................................................29
3.11 FINANCING...................................................................................................29
3.12 PRIOR ACTIVITIES OF ACQUISITION SUBSIDIARY..................................................................29
3.13 PERMITS.....................................................................................................29
3.14 ABSENCE OF SENSITIVE PAYMENTS...............................................................................29
3.15 HSR ACT.....................................................................................................30
3.16 PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS................................................................30

ARTICLE IV COVENANTS.............................................................................................30

4.1  REASONABLE BEST EFFORTS.....................................................................................30
4.2 NOTICES AND CONSENTS.........................................................................................30
4.3 SPECIAL MEETING, PROSPECTUS/PROXY STATEMENT AND REGISTRATION STATEMENT; FAIRNESS OPINION.....................30
4.4  OPERATION OF BUSINESS.......................................................................................32
4.5 ACCESS.......................................................................................................34
4.6 NOTICE OF BREACHES...........................................................................................34
4.7 EXCLUSIVITY..................................................................................................35
4.8 LISTING OF MERGER SHARES.....................................................................................35
4.9 INDEMNIFICATION..............................................................................................36
4.10 FILING OF ANNUAL REPORTS....................................................................................36
4.11 HART-SCOTT-RODINO...........................................................................................37
4.12 EMPLOYEE WELFARE............................................................................................37
4.13 TAX RETURNS; GOOD STANDING..................................................................................37
4.14 LOAN TO COMPANY.............................................................................................37

ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER...................................................................37

5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS.......................................................................37
5.2 CONDITIONS TO OBLIGATIONS OF THE PARENT AND THE ACQUISITION SUBSIDIARY.......................................38
5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY.....................................................................39

ARTICLE VI TERMINATION AND ABANDONMENT...........................................................................40

6.1 TERMINATION..................................................................................................40
6.2 TERMINATION BY THE PARENT....................................................................................41
6.3 TERMINATION BY THE COMPANY...................................................................................41
6.4 PROCEDURE FOR TERMINATION....................................................................................42
6.5 EFFECT OF TERMINATION AND ABANDONMENT........................................................................42

ARTICLE VII MISCELLANEOUS........................................................................................43

7.1 FEES AND EXPENSES............................................................................................43
7.2 NOTICES......................................................................................................44
7.3 PUBLICITY AND DISCLOSURES....................................................................................45
7.4 ENTIRE AGREEMENT.............................................................................................45
7.5 SEVERABILITY.................................................................................................45

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
7.6 ASSIGNABILITY................................................................................................45
7.7 AMENDMENTS AND WAIVERS.......................................................................................46
7.8 GOVERNING LAW; VENUE.........................................................................................46
7.9 REMEDIES.....................................................................................................46
7.10 COUNTERPARTS................................................................................................46
7.11 EFFECT OF TABLE OF CONTENTS AND HEADINGS....................................................................47
7.12 NO THIRD PARTY BENEFICIARIES................................................................................47
7.13 KNOWLEDGE...................................................................................................47
7.14 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES...............................................................47
7.15 INTEGRATION OF EXHIBITS.....................................................................................47

ARTICLE VIII DEFINITIONS.........................................................................................47


SIGNATURES.......................................................................................................50


LIST OF SCHEDULES AND EXHIBITS...................................................................................51











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                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT entered into as of the 14th day of April, 1997, by and among Lernout & Hauspie Speech Products N.V., a Belgian corporation, with its principal place of business in Ieper, Belgium(the "Parent"), Trappist Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Parent, with its principal place of business in Burlington, Massachusetts (the "Acquisition Subsidiary"), and Kurzweil Applied Intelligence, Inc., a Delaware corporation, with its principal place of business in Waltham, Massachusetts ("the Company"). The Parent, the Acquisition Subsidiary and the Company are referred to collectively herein as the "Parties."

      WHEREAS, the Boards of Directors of each of the Parties have agreed that it is in their best interests for the Acquisition Subsidiary to merge with and into the Company upon the terms and conditions set forth herein. The Boards of Directors of the Parent, Acquisition Subsidiary and the Company have approved the merger.

      WHEREAS, this Agreement contemplates a merger of the Acquisition Subsidiary with and into the Company and in such merger, the stockholders of the Company will receive a combination of cash and capital stock of the Parent in exchange for their capital stock of the Company.

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon and subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DGCL"), the Acquisition Subsidiary shall be merged with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Acquisition Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Company and the Acquisition Subsidiary file a certificate of merger in substantially the form attached hereto as Exhibit A (the "Certificate of Merger") in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Sections 251 and 259 of the DGCL.

     1.2 The Closing. The closing of the Merger (the "Closing") shall take place at the offices of Brown, Rudnick, Freed & Gesmer in Boston, Massachusetts, commencing at 9:00 a.m. local time on the first business day after the receipt of Requisite Stockholder Approval (as defined in Section 2.4), provided that on or prior thereto, all the conditions to the obligations of the Parties to consummate the transactions contemplated hereby as set forth in Article V have

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been satisfied or waived, or on such other mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date"); provided, however, that the Closing Date shall be no later than August 15, 1997.

     1.3 Actions at the Closing. At the Closing, subject to the satisfaction or waiver of all of the conditions set forth in Article V not theretofore satisfied or waived, (a) the Company and the Acquisition Subsidiary shall file with the Secretary of State of the State of Delaware the Certificate of Merger and (b) the Acquisition Subsidiary shall deliver the Merger Consideration (as defined below) to ChaseMellon Shareholder Services or such other entity reasonably satisfactory to the Company and the Parent to act as the exchange agent (the "Exchange Agent") in accordance with Section 1.7.

     1.4 Additional Actions. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Acquisition Subsidiary, in order to consummate the transactions contemplated by this Agreement.

     1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

                    (a) Each share of common stock, $.01 par value per share, of the Company ("Company Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Company Shares owned by stockholders who, pursuant to the DGCL, properly perfect their rights to appraisal in accordance with Section 262 of the DGCL ("Dissenting Stockholders") and (ii) Company Shares owned by the Parent or the Acquisition Subsidiary and (iii) Company Shares held in the Company's treasury) and each O&W Company Share (as defined in Section 1.9) shall be converted into and represent the right to receive $4.20 in cash (the "Cash Consideration"), and after conversion as provided in clauses (b) and
(c) below, such number of shares of common stock, no par value per share, of the Parent ("Parent Common Stock") as is equal to the Conversion Ratio (the "Stock Consideration").

        The "Conversion Ratio" shall equal $1.05 divided by the Average Market Value; provided, however, that if the Average Market Value is greater than $22.08250 , then the Conversion Ratio shall equal 0.047549 ; and, provided, further, that if the Average Market Value is less than $18.06750 , then the Conversion Ratio shall equal 0.058115. For purposes hereof, the term "Average Market Value" means the arithmetic average (rounded to the nearest five decimal places) of the closing price per share of the Parent Common Stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days ending with the last trading day prior to the date of the Special Meeting (as defined in Section 4.3(a)). The number of shares of Parent Common Stock so issuable shall be subject to equitable adjustment in the event that the Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to the Parent Common Stock.


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        Stockholders of record of the Company together with persons deemed to hold O&W Company Shares (determined pursuant to Section 1.9(a)), in each case as of the Effective Time ("Company Stockholders") other than Dissenting Stockholders, shall be entitled to receive all of the Cash Consideration and the Stock Consideration into which their Company Shares and O&W Company Shares were converted pursuant to this Section 1.5(a) (the "Merger Shares") upon tender of their Company Shares or O&W Agreements (as defined in Section 1.7(a)) as set forth in Section 1.7 below.

                    (b) In order to effectuate the Merger and the delivery of Parent Common Stock in connection with the Merger, at the Closing Parent shall deliver the Parent Common Stock to be issued hereunder by issuing a global automatically convertible bond (the "ACO") in the original principal amount equal to the Average Market Value per share (determined without regard to the $22.08250 and $18.06750 limitation) multiplied by the aggregate number of shares of Parent Common Stock to be issued in connection with the Merger pursuant to this Section 1.5 (the "ACO Principal Amount") in form reasonably acceptable to the parties hereto, to the Exchange Agent as agent for and for the benefit of the Company Stockholders.

                    (c) At the Closing, the Exchange Agent, on behalf of the Company Stockholders , shall convert the ACO to the capital of Parent in return for that number of duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock determined by dividing the ACO Principal Amount by the Average Market Value per share (determined without regard to the $22.08250 and $18.06750 limitation) of Parent's Common Stock; provided, however, that such number of shares shall be rounded to the nearest whole number. To effectuate the foregoing at the Closing the Exchange Agent shall present the ACO to a public notary to effect the conversion of the ACO to the capital of Parent and the issuance of shares of Parent Common Stock on the Closing Date as set forth in this Section 1.5 and Section 1.9(a).

                    (d) No certificates or scrip representing fractional Merger Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates (as defined in Section 1.7(a)) or O&W Agreements, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Parent with respect to any fractional Merger Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Merger Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Merger Share shall, upon proper surrender of such person's Certificates or O&W Agreements representing such fractional Merger Shares, receive cash in an amount equal to such fractional Merger Share multiplied by the Average Market Value (without regard to the $22.08250 and $18.06750 limitation). The Cash Consideration, the Merger Shares and the cash to be received in lieu of fractional Merger Shares are collectively referred to herein as the "Merger Consideration."

                    (e) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned by the Parent or the Acquisition


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Subsidiary shall, by virtue of the Merger and without any further action, be canceled and retired without payment of any consideration therefor.

                    (f) Each share of common stock, $.01 par value per share, of the Acquisition Subsidiary ("Acquisition Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

     1.6 Appraisal Rights.

                    (a) Notwithstanding any provision of this Agreement to the contrary, any Company Shares held by a Dissenting Stockholder shall not be converted into the right to receive Merger Consideration pursuant to Section 1.5(a), but such Dissenting Stockholder shall only be entitled to such payments as are provided by the DGCL.

                    (b) Notwithstanding the provisions of Section 1.6(a), if any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such Dissenting Stockholder's Company Shares shall automatically be converted into the right to receive Merger Consideration as provided in Section 1.5(a), without interest thereon.

                    (c) The Company shall give the Parent (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, without the prior written consent of the Parent, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

     1.7 Exchange of Shares.

                    (a) Prior to the Effective Time, the Parent and the Company shall mutually appoint the Exchange Agent (or such other Exchange Agent as the parties shall mutually agree) to effect the exchange for the Merger Consideration of certificates that, immediately prior to the Effective Time, represented Company Shares ("Certificates"), and Options and Warrants that, at the Effective Time, will be deemed to be converted into O&W Company Shares ("O&W Agreements"). On or before the Closing Date, the Parent shall deliver to the Exchange Agent or its nominee, in trust for the benefit of holders of Certificates and O&W Agreements, the Cash Consideration and, a certificate (issued in the name of the Exchange Agent or its nominee) representing the ACO , as described in Section 1.5(b) which on the Closing Date shall be converted into shares of Parent Common Stock, in accordance with Section 1.5(c) such that on such date at the Closing, a certificate or certificates representing the Merger Shares shall be available for distribution by the Exchange Agent. As soon as practicable after the Effective Time and no later than five (5) days thereafter, the Parent shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a Certificate or O&W Agreement (other than


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those surrendered and paid for at the Closing) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or O&W Agreement in exchange for the Merger Consideration. Each holder of a Certificate or O&W Agreement, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Merger Consideration, without interest, determined pursuant to Sections 1.5(a) and (b). Until properly surrendered, each such Certificate or O&W Agreement shall be deemed for all purposes to evidence only the right to receive the Merger Consideration determined pursuant to Sections 1.5(a) and (b). Holders of Certificates shall not be entitled to receive certificates for the Merger Shares or cash payments to which they would otherwise be entitled until such Certificates or O&W Agreement are properly surrendered, or an affidavit is delivered pursuant to Section 1.7(c).

                    (b) If any Merger Consideration is to be issued or paid in the name of a person other than the person in whose name the Certificate or O&W Agreement surrendered in exchange therefor is registered, it shall be a condition to the issuance and payment of such Merger Consideration that (i) the Certificate or O&W Agreement so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Merger Consideration issuable or payable to such holder that is delivered to a public official in accordance with applicable abandoned property, escheat or similar laws.

                    (c) In the event any Certificate or O&W Agreement shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or O&W Agreement to be lost, stolen or destroyed, the Parent shall direct the Exchange Agent to issue in exchange for such lost, stolen or destroyed Certificate or O&W Agreement the Merger Consideration issuable or payable in exchange therefor pursuant to Section 1.5. The Board of Directors of the Parent may, in its discretion and as a condition precedent to the issuance or payment thereof, require the owner of such lost, stolen or destroyed Certificate or O&W Agreement to give the Parent a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Parent with respect to the Certificate or O&W Agreement alleged to have been lost, stolen or destroyed.

                    (d) The Exchange Agent shall invest the cash portion of the Merger Consideration as directed by the Parent; provided, however, that all risk of loss related to such investments shall be borne by the Parent.

                    (e) Promptly following the date which is twelve (12) months after the Closing Date, the Exchange Agent shall (i) return to the Parent all Merger Consideration (including the proceeds of any investments thereof) in its possession, other than shares of Parent Common Stock and (ii) return all shares of Parent Common Stock included in the Merger


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Consideration to the Belgian Caisse des depots et Consignations or any similar institution. Thereafter, the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate or O&W Agreement may surrender such Certificate or O&W Agreement to the Parent and, subject to applicable abandoned property, escheat and similar laws, receive in exchange therefor the Merger Consideration (with the cash portion of such consideration to be provided by the Parent and the Parent Common Stock portion of such consideration to be provided by the Belgian Caisse des depots et Consignations or such other institution that holds such shares of Parent Common Stock), without interest.

     1.8 Dividends. No dividends or other distributions that are payable to the holders of record of Parent Common Stock as of a date on or after the Effective Time shall be paid to former Company Stockholders entitled by reason of the Merger to receive Merger Shares until such holders surrender their Certificates or O&W Agreements in accordance with Section 1.7. Upon such surrender, the Parent shall pay or deliver to the persons in whose name the certificates representing such Merger Shares are issued any dividends or other distributions that are payable to the holders of record of Parent Common Stock as of a date on or after the Effective Time and which were paid or delivered between the Effective Time and the time of such surrender provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

     1.9 Options and Warrants.

                    (a) At the Effective Time, all (i) options to purchase Company Shares issued by the Company pursuant to its stock option plans or otherwise ("Options"), and (ii) warrants to purchase Company Shares ("Warrants"), in each case to the extent vested or exercisable on or prior to the Effective Date or as a result of the consummation of the Merger, shall be, to the extent permitted by the terms thereof or agreed to by the holder thereof, terminated and each holder of such Options and Warrants which have a per share exercise price less than the aggregate per share dollar value of the Merger Consideration (determined without regard to the $22.08250 and $18.06750 limitation) (such amount, the "Per Share Dollar Value"), shall receive therefor Merger Consideration determined in accordance with Section 1.5(a), based upon a number of Company Shares equal to the quotient of (i) the number of Company Shares subject to each such Option or Warrant held by such holder multiplied by the difference between the Per Share Dollar Value and the exercise price of each such Option and Warrant , divided by (ii) the Per Share Dollar Value (collectively, the "O&W Company Shares").

                    (b) At the Effective Time, the Parent shall substitute substantially equivalent options and warrants to purchase Parent Common Stock for all Options and Warrants to the extent unvested or unexerciseable on or prior to the Effective Time or as a result of consummation of the Merger. Immediately after the Effective Time, each unvested Option and Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute an option or warrant to acquire, on the same terms and conditions as were applicable under such Option or Warrant at the Effective Time (without giving effect to the Merger), such number of shares of Parent Common Stock as is equal to the number of Company Shares subject to the unexercised portion of such Option or Warrant multiplied by the Option Conversion Ratio
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(except as otherwise provided in the applicable instrument, with any fraction resulting from such multiplication to be paid in cash upon the exercise of such substitute option or warrant based upon the closing price of Parent Common Stock on the Nasdaq National Market on the date of exercise). The "Option Conversion Ratio" shall equal a fraction, the numerator of which shall be $5.25 and the denominator of which shall be the denominator used in clause 1.5(a) to determine the Conversion Ratio, rounded to the nearest five decimal places. The exercise price per share of each such substituted option and warrant shall be equal to the exercise price of such Option or Warrant immediately prior to the Effective Time, divided by the Option Conversion Ratio. The terms, exercisability and, vesting schedule, and all of the other terms of the Options and Warrants shall, to the extent permitted under Belgian law, otherwise remain substantially unchanged. Without limiting the foregoing, for purposes of determining vesting of the Options and otherwise, employees of the Company will be credited for their full term during which they were employed by the Company.

                    (c) At or prior to the Effective Time, the Parent or the Surviving Corporation shall deliver to the holders of the Options and Warrants subject to Section 1.9(a) appropriate notices setting forth such holders' rights pursuant to such Options or Warrants and instructions for surrendering to the Exchange Agent such Option or Warrant in exchange for the Merger Consideration. As soon as practicable after the Effective Time, the Parent or the Surviving Corporation shall deliver to the holders of Options and Warrants subject to substitution under Section 1.9(b) hereof appropriate notices setting forth such holders' rights pursuant to such substituted options or warrants, together with the agreements evidencing such substituted options or warrants.

                    (d) The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the substituted options and warrants granted in accordance with this Section 1.9. As soon as practicable after the Effective Time, and in any event within thirty (30) days thereafter, the Parent shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act of 1933, as amended (the "Securities Act") with respect to all shares of Parent Common Stock subject to substituted options and warrants that may be registered on Form S-8, and shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such substituted options and warrants remain outstanding.

                    (e) The Company shall use commercially reasonable efforts to obtain, prior to the Closing, the consent from each holder of an Option or Warrant to the amendment of or substitution for such Option or Warrant pursuant to this Section 1.9 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).


     1.10 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Company as amended and restated in the Certificate of Merger.
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     1.11 Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of the Acquisition Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

     1.12 Directors and Officers. The directors of the Acquisition Subsidiary immediately prior to the Effective Time shall become the directors of the Surviving Corporation as of the Effective Time. The officers of the Acquisition Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation after the Effective Time, retaining their respective positions.

     1.13 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, other than the right to receive Merger Consideration or as otherwise provided herein or by law.

     1.14 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Parent or the Exchange Agent, they shall be canceled and exchanged for Merger Consideration in accordance with Sections 1.5(a) and (b), subject to applicable law in the case of Company Shares held by Dissenting Stockholders.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Parent that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II; provided, however, that any matter disclosed in any Section hereof or on any part of the Company Disclosure Schedule shall be deemed disclosed for purposes of every Section hereof and every part of the Company Disclosure Schedule; provided, further, that the Company shall make a good faith effort to include any disclosure (by cross-reference or repeating the disclosure) that is required by more than one representation and warranty in each applicable portion of the Company Disclosure Schedule.

     2.1 Organization and Qualification of the Company. Except as set forth on
Schedule 2.1(a) of the Company Disclosure Schedule, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Company's Certificate of Incorporation as amended to date ("Charter"), certified by the Delaware Secretary of State, and of the Company's Bylaws as amended to date, certified by the Company's Secretary, copies of which have previously been
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provided to the Parent, are, and will be at the Closing, complete and correct.
Except as set forth on Schedule 2.1(a) of the Company Disclosure Schedule, the Company is duly qualified to do business and in good standing as a foreign corporation in the jurisdictions identified in Schedule 2.1(a) and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. A "Company Material Adverse Effect" is defined as any change, event or other occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business, properties, operations, prospects, assets, revenues or condition (financial or otherwise) of the Company taken as a whole; provided, however, that "Company Material Adverse Effect" shall be deemed to exclude the impact of any continuation of any existing unfavorable business or financial trend (which has been disclosed in Schedule 2.1(b) of the Company Disclosure Schedule) without a material worsening thereof.

     2.2 Capitalization. The authorized capital stock of the Company consists of
(i) 1,000,000 shares of preferred stock, $.01 par value, none of which is issued and outstanding, and (ii) 15,000,000 shares of common stock, $.01 par value, of which the number of issued and outstanding shares is set forth on Schedule 2.2(b) of the Company Disclosure Schedule and no shares are held in the treasury of the Company. All issued and outstanding Company Shares are, and all Company Shares that may be issued upon the exercise of Options and Warrants, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable and upon payment therefor, will be duly authorized and validly issued, fully paid, nonassessable, and free of all preemptive rights. Except as set forth on Schedule 2.2(a) of the Company Disclosure Schedule, the Company is subject to no material liability on account of the issuance or sale of any securities, including, without limitation, all outstanding Company Shares. Except as set forth on Schedule 2.2(b) of the Company Disclosure (including as applicable, the number of Company Shares subject to each instrument and the extent to which the rights granted under such instrument are vested or may be exercised), there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or binding upon the Company to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company or which obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) restrictions on the transfer of the Company's capital stock imposed by or agreed to by the Company or of which the Company is otherwise aware (other than restrictions under the Securities Act and state securities laws), (iv) voting rights with respect to the capital stock of the Company other than as set forth in the DGCL and the Company's Charter and Bylaws, or (v) stock appreciation, phantom stock or similar rights granted by the Company. Schedule 2.2(c) of the Company Disclosure Schedule identifies each holder of Options and Warrants and the number of Company Shares subject to such Option or Warrant, which Options or Warrants (x) by their terms require the Parent to assume such Options or Warrants, (y) contain terms and conditions that would result in acceleration of the vesting schedule or exercise period set forth therein upon the consummation of the Merger, or (z) contain terms and conditions that would not allow the Company to terminate such Options or Warrants in accordance with
Section 1.9(a) above.
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     2.3 Subsidiaries. There is no corporation with respect to which the
Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect 50% or more of the directors (a "Subsidiary"). The Company does not control directly or indirectly or have any direct or indirect equity or similar participation in any corporation, joint venture, partnership, trust, or other business association.

     2.4 Authorization of Transaction. Subject to the conditions precedent set forth herein, the Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the approval of the Merger and this Agreement by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Each of this Agreement and the Option Agreement (as defined in Section 2.32) has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles including the Chancery Court of the State of Delaware.

     2.5 Present Compliances with Obligations and Laws. Except as set forth on
Schedule 2.5 of the Company Disclosure Schedule, the Company is not: (a) in violation of its Charter or Bylaws; (b) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (d) in violation of any law, regulation, administrative order or judicial order, decree or judgment applicable to it or its business or assets, except where any violation or default under items (b), (c), or (d) would not, individually or in the aggregate, have a Company Material Adverse Effect.

     2.6 No Conflict of Transaction With Obligations and Laws. Subject to compliance with the applicable requirements of the Securities Act, any applicable state securities laws, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules of the Nasdaq National Market, the filing of the Certificate of Merger as required by the DGCL, and obtaining the consents listed on Schedule 2.6(a) of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company, nor the performance by the Company of the transactions contemplated hereby, will:
(i) constitute a breach or violation of the Charter or Bylaws of the Company;
(ii) require any consent, waiver, exemption, approval or authorization of, declaration, filing or registration with, or giving of notice to any person, court, arbitration tribunal, administrative agency or commission or other governmental or regulatory agency or authority; (iii) constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right with respect to any debt instrument; (iv) constitute (with or without the passage of time or giving of notice) a

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breach of, or default under, any debt instrument to which the Company is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right with respect to any debt instrument; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Company is a party or by which the Company or any of its assets are bound; (v) result in the creation of any lien or encumbrance upon any of the assets of the Company;
(vi) result in a violation of any law or regulation applicable to the Company or its business or assets, (vii) result in a violation of any administrative order or judicial order, decree or judgment applicable to the Company, or its business or assets; or (viii) invalidate or adversely affect any permit, license or authorization used in the Company's business, excluding from clauses (ii) (iii),
(iv), (vi) and (viii), any consent, filing, conflict, default, violation or other matter which would not, either individually or in the aggregate, either have a Company Material Adverse Effect or materially impair or preclude the Company's ability to consummate the Merger or the transactions contemplated hereby. Except as set forth in Schedule 2.6(b) of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement nor the performance of the transactions contemplated hereby will give rise to a right of any party (other than the Company), under the terms thereof to terminate, modify or cancel any material contract, agreement or other instrument to which the Company is a party or by which the Company or its properties are affected which contract, agreement or other instrument is required to be disclosed in the Company Disclosure Schedule.

     2.7 Reports and Financial Statements

                    (a) The Company has previously furnished to the Parent complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K or Form 10-KSB for the fiscal years ended January 31, 1995 and 1996, as filed with the Securities and Exchange Commission (the "SEC"), and amendments thereto, (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since September 6, 1994, (c) all other final reports or registration statements, other than Registration Statements on Form S-8, filed by the Company with the SEC since September 6, 1994 and (d) the draft Annual Report on form 10-KSB for the fiscal year ended January 31, 1997 (the "Draft Report") , (such annual reports, proxy statements, registration statements, Draft Report and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Company Reports"). The Company Reports constitute all of the documents filed or required to be filed by the Company with the SEC since September 6, 1994, other than Registration Statements on Form S-8. The Parties acknowledge and agree that the Draft Report shall be substantially updated to include such information as the Company deems necessary to disclose therein, which information has previously been disclosed to Parent. As of their respective dates and subject to the immediately preceding sentence with respect to the Draft Report as of the date hereof (as supplemented by the information disclosed herein), the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (together, the "Financial Statements") (i) comply as to form in all material respects with applicable accounting requirements and the published rules and

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regulations of the SEC with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q or Form 10-QSB under the Exchange Act and subject to normal recurring year-end adjustments), (iii) fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Company. The Company has also previously furnished to the Parent all documents prepared by the Company and used in connection with any offer or sale of securities by the Company since September 6, 1994.

                     (b) The balance sheet contained in the Draft Report including the footnotes thereto, is sometimes referred to hereinafter as the "Base Balance Sheet."

                     (c) The books of account of the Company are complete and correct in all material respects. The (i) current books of account and (ii) to the extent the same are in the Company's possession, auditor's letters to management of the Company for the past five (5) years and other significant correspondence from or to such auditors during such period, if any, have been made available to the Parent.


     2.8 Absence of Undisclosed Liabilities. Except as disclosed in Schedule 2.8 of the Company Disclosure Schedule and except for liabilities and obligations arising in connection with this Agreement, the Company has no material liabilities or obligations of any nature, except (i) the liabilities recorded on the Base Balance Sheet and the notes thereto, and (ii) the liabilities and obligations incurred since the date of the Base Balance Sheet in the ordinary course of business and consistent with past practice that would not, as the Company reasonably foresees, individually or in the aggregate, have a Company Material Adverse Effect.

     2.9 Absence of Certain Changes. Except as disclosed in Schedule 2.9 of the Company Disclosure Schedule or in the notes to the Financial Statements, since the date of the Base Balance Sheet there has not been:

                     (a) any change in the financial condition, working capital, earnings, reserves, properties, assets, liabilities, business or operations of the Company which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business has had a Company Material Adverse Effect;

                     (b) any material contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others;

                     (c) any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the date hereof ;


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                     (d) any material obligation or material liability incurred by the Company other than obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                     (e) any material purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any material properties or assets of the Company, other than in the ordinary course of business and consistent with past practice;

                     (f) any damage, destruction or loss, whether or not covered by insurance, that have had or is reasonably likely to have a Company Material Adverse Affect;

                     (g) any union organization attempts or claim of unfair labor practices (other than routine internal employee grievances) involving the Company, any change in the compensation payable or to become payable by the Company to any of its officers, or, other than in the ordinary course of business and consistent with past practices, its employees or agents, or any change in any bonus, pension, or profit sharing payment, entitlement or arrangement made to or with any of such officers, employees or agents;

                     (h) any change with respect to the management personnel of the Company that has had or is reasonably likely to have a Company Material Adverse Effect;

                     (i) any payment or discharge of a material lien, claim, obligation or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business and consistent with past practice thereafter;

                     (j) any obligation or liability incurred by the Company to any of its employees, officers, directors or shareholders or any loans or advances made by the Company to any of its officers, directors or shareholders except normal compensation, benefits and expense allowances payable in the ordinary course of business consistent with past practice;

                     (k) any write-down of the value of any inventory (including write-downs by reason of shrinkage or mark-down), except for write-downs and write-offs that are in the aggregate less than $15,000 incurred in the ordinary course of business and consistent with past practice;

                     (l) any disposal or lapse of any rights to the use of any trademark, tradename, patent or copyright, or disposal of or disclosure by the Company to any person other than the Parent or employees of the Company of any trade secret, formula, process or know-how not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;

                     (m) any change in any method of accounting or accounting practice;

                     (n) any action taken to issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or

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redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the redemption, conversion or exercise of the Options and Warrants outstanding on the date hereof), or amend any of the terms of any such convertible securities or Options or Warrants (except as contemplated in this Agreement);

                     (o) any action taken to split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                     (p) any action taken to alter, modify, amend or issue any option, warrant or other right to purchase Company Shares (other than to Parent);

                     (q) any action taken to alter, modify or amend or enter into any agreement with any management personnel of the Company; or

                     (r) any agreement, whether in writing or otherwise, to take any action described in this Section 2.09.

     2.10 Payment of Taxes. Except as set forth on Schedule 2.10 of the Company Disclosure Schedule, the Company has duly and timely filed all Federal, state, local, and foreign government income, excise, gross receipts or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, employee tax and contribution returns, and all other tax returns, reports and declarations, including valid extensions therefore, or estimated taxes required to be filed by them, with respect to all applicable taxes ("Tax Returns"), including without limitation, with respect to all income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding, severance, stamp, occupation, and windfall profits taxes, of every kind, character or description, and imposed by any government or quasi-governmental authority (domestic or foreign), and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments ("Taxes") except to the extent that such failures to file, taken together do not, individually or in the aggregate, have a Company Material Adverse Effect. All of the Tax Returns are complete and correct in all material respects. All Taxes shown to be due on each Tax Return have been paid, reserved against or are being contested in good faith by the Company (which contest is being diligently pursued and is described on Schedule 2.10 of the Company Disclosure Schedule). All Taxes and other assessments and levies which the Company is required to withhold or collect have been withheld or collected and paid over or will be paid over to proper governmental authorities as required except for the collection of sales or use taxes in such amounts as would not have a Company Material Adverse Effect. Except as set forth on Schedule 2.10 of the Company Disclosure Schedule, to the Company's knowledge the Tax Returns have never been examined by any government entity, including the Internal Revenue Service and the Massachusetts Department of Revenue. Except as set forth on Schedule 2.10 of the Company Disclosure Schedule, the Company has no knowledge of any intention on the part of any government entity to examine any of the Tax Returns. Except as set forth on
Schedule 2.10 of the Company Disclosure Schedule, no deficiencies have been asserted or assessments

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made against the Company, nor is the Internal Revenue Service nor any other taxing authority now asserting or, to the knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. The Company has not waived any statute of limitations for any year, which waiver is still in effect. To the Company's knowledge, the provisions for taxes reflected in the above-mentioned financial statements are adequate, in all material respects, to cover any tax liabilities of the Company. The Company has not filed a consent under Section 341(f) of the Code. The Company has not ever been part of an affiliated group filing consolidated returns, or entered into any tax allocation or tax sharing agreement.

     2.11 Title to Properties; Liens; Condition of Properties.

                     (a) The Company does not own, directly or indirectly, any real property. The Company has delivered or made available to Parent true, correct and complete copies of all material leases, subleases, rental agreements, contracts of sale, tenancies or licenses related to any of the real or personal property currently used by the Company in its business.

                     (b) The Company owns outright all of its personal property which is not leased and to the Company's knowledge, all of its leases are valid, binding and enforceable in accordance with their terms against the parties thereto and each such lease is subsisting and no material default exists under any thereof. The Company has not received written notice that any party to any such lease intends to cancel, terminate or refuse to renew the same.

                     (c) None of the personal property owned by the Company is subject to any mortgage, pledge, deed of trust, lien (other than for taxes not yet due and payable), conditional sale agreement or security title, except as specifically disclosed in Schedule 2.11 of the Company Disclosure Schedule or in the Base Balance Sheet.

                     (d) All machinery and equipment of the Company are in reasonable working order and repair, in view of their age, are adequate for the uses to which they are being put, have been reasonably maintained and conformed in all material respects with all applicable ordinances, regulations and safety or other laws.

     2.12 Inventories; Accounts Receivable.

                     (a) All inventories of finished goods and raw materials of the Company reflected on the Base Balance Sheet were as of the date thereof , and those existing at the Closing will to the Company's knowledge be, except as reserved against in accordance with GAAP, of a quality and quantity salable in the ordinary course of the business of the Company and are recorded on the Company's books and records at the lower of cost or market price. Purchase commitments for raw materials and parts are not in excess of anticipated requirements, and none are at prices materially in excess of current market prices. Except as set forth in Schedule 2.12 of the Company Disclosure Schedule, since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business and consistent with past practice.

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                     (b) All of the accounts receivable of the Company shown or reflected on the Base Balance Sheet, less a reserve for bad debts in the amount shown on the Base Balance Sheet, are, and those existing at the time of Closing, less the reserve related thereto, will be, valid and to the Company's knowledge, enforceable claims which arose out of transactions with unaffiliated parties. Except as set forth in Schedule 2.12 of the Company Disclosure Schedule, no customer has informed the Company of its intention to resist or delay paying any receivable.

     2.13 Intellectual Property Rights.

                     (a) The Company owns or possesses the adequate right to use all Intellectual Property Rights (as defined below) necessary to the conduct of its business as it is presently being conducted or as presently contemplated to be conducted in 1997. Schedule 2.13(a) of the Company Disclosure Schedule contains a list of all patents, trade names, registered copyrights, trademarks and service marks, and applications for the same owned by the Company. Except as set forth on Schedule 2.13(a), the Company has unencumbered title to the Intellectual Property Rights set forth in Schedule 2.13(a) which are listed as owned by the Company and to the Company's knowledge there are no pending challenges to such title nor, to the knowledge of the Company, have others threatened to challenge such title. No rights or licenses to use Intellectual Property Rights have been granted or acquired by the Company except licenses associated with sales of products to end user customers in the ordinary course of business and consistent with past practice or those listed in Schedule 2.13(b) of the Company Disclosure Schedule. Schedule 2.13(c) of the Company Disclosure Schedule lists all material licenses, agreements, obligations and contracts relating to the Intellectual Property Rights to which the Company is a party or by which, to the Company's knowledge, the Company is bound, except licenses associated with sales of products to end user customers in the ordinary course of business and consistent with past practice. Each of the licenses, agreements, obligations and contracts listed in Schedule 2.13(c) (i) is in full force and effect, (ii) the Company is not in default under any such instrument, and (iii) there are no outstanding, or to the knowledge of the Company, threatened, disputes or disagreements with respect to any such instrument. Except as listed in Schedule 2.13(d) of the Company Disclosure Schedule, to the knowledge of the Company, there have been (i) no claims or assertions made by others that the Company has infringed any Intellectual Property Rights of others by the sale of products or any other activity in the preceding five year period and (ii) to the Company's knowledge no infringements by the Company during such period. Except as set forth in Schedule 2.13(e) of the Company Disclosure Schedule, the Company has no knowledge of any infringement of Intellectual Property Rights of the Company by others. All such patents, registered trademarks, service marks, and copyrights owned by the Company are in good standing and are recorded on the public record in the name of the Company, except for those failures to be in good standing and so recorded that would not, individually or in the aggregate, have a Company Material Adverse Effect. True, complete and correct copies of all material listed in Schedules 2.13(a), 2.13(b), 2.13(c), 2.13(d) and 2.13(e) of the Company Disclosure Schedule have been delivered or made available to the Parent. For purposes of this Agreement, "Intellectual Property Rights" shall mean all of the Company's rights relating to patents, trademarks, service marks, tradenames, copyrights, mask works,


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inventions, processes, trade secrets, know-how, software and any documentation relating to the manufacture, marketing and maintenance of products by the Company.

                     (b) Except as listed on Schedule 2.13(f) of the Company Disclosure Schedule, all current full-time employees of and technical consultants to the Company have entered into proprietary information and invention agreements with the Company and copies of such agreements have been made available or provided to Parent. Except as set forth on Schedule 2.13(f) of the Company Disclosure Schedule, to the Company's knowledge, no employee of the Company has entered into any agreement that prohibits him from performing the work in which the employee is presently engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

                     (c) The manner in which the Company has manufactured, packaged, shipped, advertised, labeled and sold its products complies in all material respects with all the material applicable laws and regulations pertaining thereto. Except as set forth on Schedule 2.13(g) of the Company Disclosure Schedule, the Company has not deposited, and is not obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements and the Company is not under any contractual or other obligation to disclose the source code or, other than to end-users or bundlers, any other material proprietary information included in or relating to its products.

     2.14 Contracts and Commitments.

                    (a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.14(a), Schedule 2.13(b) or Schedule 2.15 of the Company Disclosure Schedule (correct and complete copies of which, if written, have been delivered or made available to the Parent), the Company is not a party to or subject to:

                               (i) any contract or agreement for the purchase of
any commodity, material, equipment or asset, except purchase orders in the ordinary course for less than $10,000 each, such orders not exceeding in the aggregate $50,000;

                               (ii) any other contracts or agreements creating
any obligations of the Company after the date of the Base Balance Sheet of $20,000 or more with respect to any such contract or agreement, other than sales and purchase commitments in the ordinary course of business and consistent with past practice;

                               (iii) any contract or agreement providing for the
purchase of all or substantially all of its requirements of a particular product from a supplier;

                               (iv) any material contract or agreement which by
its terms does not terminate or is not terminable without penalty by the Company (or its successor or assign) within 90 days after the date hereof;

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                               (v) any contract or agreement for the sale,
license or lease of its products not made in the ordinary course of business and consistent with past practice;

                               (vi) any contract with any sales agent or
distributor of products of the Company;

                               (vii) any contract containing covenants limiting
the freedom of the Company to compete in any line of business or with any person or entity;

                               (viii) any material license or franchise
agreement (as licensor or licensee or franchisor or franchisee);

                               (ix) any arrangement or obligation with respect
to the return of inventory or merchandise other than on account of a defective condition, incorrect quantities or missed delivery dates; or

                               (x) any contract, subcontract or other agreement
with any agency of the United States government or other governmental entity .

                    (b) The Company is not in material default under any contracts, commitments, plans, agreements or licenses described in Schedule 2.14(a) of the Company Disclosure Schedule nor does the Company have knowledge of any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer contemplated by such customer or supplier. For the purposes hereof, a supplier is material if it accounted for more than $25,000 of the orders of the Company for purchases of raw materials and other products essential to its manufacturing processes during either of the last two completed fiscal years. A customer is material if it accounted for more than $25,000 of the orders of the Company in either of the last two completed fiscal years. Except as set forth on Schedule 2.14(b) of the Company Disclosure Schedule, the Company has not had any customer who accounted, directly or indirectly, for more than five percent (5%) of its sales during the last two fiscal years and the Company has no supplier from whom it has purchased more than five percent (5%) of the goods and services that it purchased during the last two fiscal years.

     2.15 Labor and Employee Relations.

                    (a) Except as shown on Schedule 2.15(a) of the Company Disclosure Schedule, there are no currently effective material written consulting or employment agreements or other material agreements with individual consultants or employees to which the Company is a party. Complete and accurate copies of all such written agreements have been delivered or made available to Parent. Also shown on Schedule 2.15(a) of the Company Disclosure Schedule are the name and rate of compensation (including all salary, bonus, benefit and compensation) of each officer and employee of the Company, including all bonus compensation.

                    (b) None of the employees of the Company is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar

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association. The Company has complied in all material respects with applicable laws, rules and regulations relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, and payment of social security and similar taxes. There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances or other labor troubles pending, or, to the knowledge of the Company, overtly threatened, with respect to the employees of the Company.

                    (c) Except as set forth on Schedule 2.15(c), there are no complaints against the Company pending or, to the knowledge of the Company, overtly threatened before the National Labor Relations Board or any similar foreign, state or local labor agencies, or before the Equal Employment Opportunity Commission or any similar foreign, state or local agency, by or on behalf of any employee or former employee of the Company.

                    (d) There is no material contingent liability for severance pay, accrued vacation pay for prior years or similar items as of the date of the Base Balance Sheet not set forth on the Base Balance Sheet or on Schedule 2.15(d) of the Company Disclosure Schedule. Except as set forth on Schedule 2.15(d), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or to the Company's knowledge, assuming the Surviving Corporation does not terminate employees, at law.

                    (e) The Company has provided or made available to Parent a description of all written and other material employment policies under which the Company operates.

                    (f) Except where the failure to so be in compliance, individually or in the aggregate, would not have a Company Material Adverse Effect, the Company is in compliance with all Federal, foreign (as applicable), and state worker's safety laws and requirements.

                    (g) Except as disclosed on Schedule 2.15(g) of the Company Disclosure Schedule, to the knowledge of the Company, no executive, key employee or group of employees has any plans to terminate his or her employment with the Company.

                    (h) No salaried or commissioned employee has left the employment of the Company since the date of the Base Balance Sheet, except where such departure would not be reasonably likely to have a Company Material Adverse Effect.

     2.16 Employee Benefits and ERISA.


                  (a) Schedule 2.16(a) of the Company Disclosure Schedule sets forth a list of all employee compensation and benefit plans, agreements, commitments or arrangements of any type for any current or former employee, officer or director, or dependent thereof, of the Company which is:

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                            (i) an employee benefit plan within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or

                            (ii) a compensation, stock purchase, stock option,
stock bonus, stock appreciation, severance, health, welfare, life, disability or other benefit plan, fund, program or arrangement which is not covered by clause
(i) above.

(Hereinafter, "ERISA Benefit Plan" refers to plans or arrangements under clause
(i) above and "Benefit Plan" refers to plans or arrangements under clauses (i) and (ii) above.)

                  (b) There are no Benefit Plans of the Company with respect to which the Company has any liability or contingent liability not listed on
Schedule 2.16(b) of the Company Disclosure Schedule. There have been no multiemployer plans within the meaning of Section 3(37) or 4001(a)(3) of ERISA or defined benefit plans within the meaning of Section 3(35) of ERISA covering employees or former employees of the Company or ERISA Affiliate within the last ten (10) years; for purposes of this sentence, "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with the Company, would be deemed to be a controlled group, affiliated service group or "single employer" within the meaning of section 4001 of ERISA or section 414(b),(c)(m),or (o) of the Code.

                  (c) With respect to each Benefit Plan described on Schedule
2.16 (c), the Company has furnished or made available to Parent complete and accurate copies of each Benefit Plan, including all amendments thereto, the three most recent Form 5500s (if required), the most recent Internal Revenue Service determination letter (if any), all summary plan descriptions and any summaries of material modifications (if any), summary annual reports (if any), and all reports (if any) of the ERISA Benefit Plan required by ERISA and the regulations thereunder. The Company has also furnished Parent copies of any material insurance contracts or trust agreements through which any ERISA Benefit Plan is funded, any custodial or investment contracts relating to assets or benefits under the ERISA Benefit Plan, and any contracts relating to record keeping or administration for the ERISA Benefit Plan. To the knowledge of the Company, there has not been any material adverse change occurring with respect to any ERISA Benefit Plan since the date of the most recently completed and filed annual report.

                  (d) Each ERISA Benefit Plan which is a pension plan within the meaning of Section 3(2) of ERISA which is intended to be qualified under Section 401(a) of the Code is so qualified, any trust through which it is funded is exempt from tax under Section 501(a) of the Code. Any cash or deferred arrangement of an ERISA Benefit Plan is a qualified cash or deferred arrangement under Section 401(k) of the Code.

                  (e)      With respect to each Benefit Plan:

                            (i) each Benefit Plan materially complies currently
and in all material respects complied in the past, as to form and operation, with the provisions of all applicable Federal and state laws, such as ERISA and the Code, including without limitation all requirements regarding discrimination, disclosure, and continuation coverage (under Section

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4980B of the Code); and the Company has not, and to the knowledge of the Company no other party has engaged in a nonexempt "prohibited transaction" (as defined in Section 4975 of the Code or enumerated in Section 406(a) or (b) of ERISA) with respect to an ERISA Benefit Plan or engaged in other activities which would constitute a breach of fiduciary duty with respect to which the Company or any Benefit Plan may be liable or otherwise damaged in any material respect;

                            (ii) to the Company's knowledge, no such Benefit
Plan is currently under audit or investigation by any governmental agency or body, and there are no actions, suits or claims (other than routine claims for benefits) pending or to the Company's knowledge threatened against any of the Benefit Plans or against the assets of any Benefit Plan; and

                            (iii) all premiums due in connection with the
Benefit Plan and premiums for life and health insurance and annuity contracts, have been paid in full when due or within any applicable grace period;

                            (iv) all reports and filings made pursuant to ERISA,
including without limitation all Form 5500s and attachments, summary annual reports, and any other documents reasonably necessary to enable Parent to perform its responsibilities with respect to any employee program subsequent to the Closing, are and shall be available at the offices of the Company on and immediately after the Closing.

                  (f) Except as required by COBRA or the Family Medical Leave Act, the Company has not made any promises or incurred any obligation to provide any health or other welfare benefits to any retirees, former employees, or their dependents.

     2.17 Environmental Matters. The Company has complied in all respects with all applicable environmental laws, where the failure to so comply would result in a Company Material Adverse Effect.

     2.18 Permits. The Company holds all licenses, permits, registrations, orders, authorizations, approvals and franchises which are required to permit it to conduct its business as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises would not, individually or in the aggregate, have a Company Material Adverse Effect. All such licenses, permits, registrations, orders, authorizations, approvals and franchises are listed on Schedule 2.18 of the Company Disclosure Schedule and are now to the Company's knowledge, valid and in full force and effect, and the Surviving Corporation, unless otherwise indicated on Schedule 2.18 of the Company Disclosure Schedule, shall have full benefit of the same. The Company has not received any notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise.


     2.19 Warranty or Other Claims. Except as disclosed on Schedule 2.19 of the Company Disclosure Schedule, no product manufactured, sold, leased or licensed by the

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Company is subject to any guaranty, warranty or right of return beyond the applicable standard terms and conditions of sale, lease or license, which have been made available to the Parent or which may be imposed by law. Schedule
2.19 of the Company Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under its guaranty, warranty and right of return provisions during each of the last two completed fiscal years. Except as set forth in Schedule 2.19 of the Company Disclosure Schedule, there are no existing or, to the knowledge of the Company threatened claims against the Company for services or merchandise which are defective or fail to meet any service or product warranties other than in the ordinary course of business consistent with past experience. Except as set forth in Schedule
2.19 of the Company Disclosure Schedule, no claim has been asserted against the Company since August 1, 1996 for renegotiation or price redetermination of any completed business transaction. The Company's products are free from known significant defects and to the knowledge of the Company, conform to the specifications, documentation and sample demonstration furnished to the Company's customers and made available to Parent.

     2.20 Claims and Legal Proceedings. Except for matters described in Schedule
2.20 of the Company Disclosure Schedule, there are no claims, actions, suits, arbitrations, proceedings or investigations pending (or, to the knowledge of the Company, threatened) against the Company, and there are no outstanding court orders, court decrees, or court stipulations to which the Company is a party or by which any of its assets are bound, any of which (a) affect this Agreement or the transactions contemplated hereby, or (b) materially restrict the present business properties, operations, prospects, assets, revenues or condition (financial or otherwise) of the Company, or (c) would, individually or in the aggregate have a Company Material Adverse Effect or materially impair or preclude the Company's ability to consummate the Merger or the other transactions contemplated hereby.

     2.21 Borrowing and Guarantees. Except as shown on Schedule 2.21 of the Company Disclosure Schedule, there are no agreements and undertakings pursuant to which the Company (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered or otherwise made available to Parent.

     2.22 Financial Service Relations and Powers of Attorney. All of the arrangements which the Company has with any bank depository institution or other financial services entity, whether or not in the Company's name, are described on Schedule 2.22 hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangement, safe deposit box, etc.), the banking institution and the person or persons authorized in respect thereof. The Company does not have any outstanding powers of attorney.

     2.23 Insurance. Schedule 2.23 of the Company Disclosure Schedule lists all insurance policies in force on the date hereof covering the businesses, properties and assets of the Company and all outstanding claims against such policies. All such policies are currently in
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effect. Except as set forth on Schedule 2.23 of the Company Disclosure Schedule, the Company has not received notice of the cancellation of any such insurance in effect on the date hereof.

     2.24 Government Contracts. The Company has not ever had a contract or subcontract terminated for default and has never been determined to be "nonresponsible" by any agency of the United States government. The Company does not have any outstanding agreements, contracts or commitments that require it to obtain or maintain a government security clearance.

     2.25 Corporate Books and Records. The minute books and stock ledgers of the Company, copies of which have been made available for inspection by Parent, accurately record all material action taken by the Company's stockholders, board of directors and committees thereof.

     2.26 Transaction Fee. Except for Montgomery Securities, which will receive a fee of $375,000 plus out-of-pocket expenses up to $25,000, the Company has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who is entitled to a fee or any commission the receipt of which is conditioned upon the consummation of the Merger. The Company has provided the Parent with a true and complete copy of the retainer letter for the services of Montgomery Securities, and the Company has no other agreements, obligations or understandings in connection therewith.

     2.27 Transactions with Interested Persons. Except as disclosed in Schedule
2.27 of the Company Disclosure Schedule, no director, executive officer, or to the Company's knowledge, supervisory employee, or stockholder of the Company, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any organization which has a material contract or arrangement with the Company, or
(ii) has any material contract or agreement with the Company other than as disclosed on a schedule hereto, and all such agreements are, except as noted on such schedule, on arms-length terms.

     2.28 Absence of Sensitive Payments. Neither the Company, nor to the knowledge of the Company, any of the Company's directors, officers, agents, stockholders or employees, on behalf of the Company:

                    (a) has made or has agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);

                    (b) has established or maintained any unrecorded fund or asset for any purpose; or

                    (c) has made or has agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person to
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candidates for public office, whether Federal, state or local (foreign or domestic) where such contributions were a violation of applicable law.


     2.29 Disclosure of Material Information. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule, any exhibit to this Agreement or certificate issued by or to be issued by the Company and furnished or to be furnished to Parent pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits, or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     2.30 Regulatory Correspondence. The Company has made available to the Parent true and correct copies of any and all material correspondence in the Company's possession, from or to any governmental or regulatory agencies or bodies since September 6, 1994 years, including, without limitation, all significant correspondence with the Securities and Exchange Commission, the National Association of Securities Dealers and the United States Justice Department.

     2.31 State Antitakeover Statutes. The Company has granted all approvals and taken all other steps necessary to exempt the Merger and the other transactions contemplated hereby from the requirements and provisions of Section 203 of the DGCL.

     2.32 Company Action.

                    (a) The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of all directors present (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) approved the Merger in accordance with the provisions of the DGCL, (iii) approved this Agreement, the Certificate of Merger and the Option Agreement, (iv) authorized the execution and delivery of this Agreement, the Certificate of Merger and, the Option Agreement, and (v) directed that this Agreement and the Merger be submitted to the Company Stockholders for their approval and resolved to recommend that Company Stockholders vote in favor of the approval of this Agreement and the Merger.

                    (b) The Board of Directors has received the opinion of Montgomery Securities dated of recent date, satisfactory to the Company and its Board of Directors to the effect that the terms of the Merger are fair to the Company Stockholders from a financial point of view (the "Montgomery Opinion").

                     (c) On the date hereof, the Company has entered into an
option agreement (the "Option Agreement") with the Parent in substantially the form attached hereto as Exhibit B pursuant to which the Company grants the Parent an option, under certain circumstances whereby this Agreement is terminated and the Merger does not take place as contemplated herein, to purchas Company Shares from time to time at a price of $5.25 per share.
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                    (d) The Company shall use its reasonable efforts to obtain and deliver to the Parent the written agreement of all executive officers and directors, to the extent such persons own Company Shares (the "Company Affiliates") substantially in the form attached hereto as Exhibit C (an "Affiliate Agreement") pursuant to which each of the Company Affiliates shall
(i) acknowledge that the Merger Shares are subject to certain resale restrictions under Rule 145 of the Securities Act, and (ii) with respect to the Company Affiliates who are directors or executive officers of the Company, such Company Affiliates shall agree to vote all Company Shares owned by them or over which they have voting control, in favor of the Merger and this Agreement and irrevocably grant a proxy, coupled with an interest, to the Parent or its designee to vote such Company Shares in favor of this Agreement the Merger.
Schedule 2.32 of the Company Disclosure Schedule identifies all such persons who are as of the date hereof Company Affiliates.

                    (e) The Board of Directors of the Company has authorized the Company to enter into a license agreement (the "License Agreement") with the Parent pursuant to which the Company grants the Parent a license, on commercially reasonable terms and conditions no more favorable than the Company would provide to any acceptable unaffiliated third party, to use any and all intellectual property rights and proprietary technology of the Company, in the event this Agreement is terminated for any reason and the Merger does not take place as contemplated herein

     2.33 HSR Act. The Company is not controlled by a $100,000,000 person within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT
                         AND THE ACQUISITION SUBSIDIARY

        Each of the Parent and the Acquisition Subsidiary hereby jointly and severally represent and warrant to the Company as follows:

     3.1 Organization of Parent and Acquisition Subsidiary. The Parent is a corporation duly organized, validly existing and in good standing under the laws of Belgium with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Parent owns all of the issued and outstanding capital stock of the Acquisition Subsidiary. The Acquisition Subsidiary was formed solely for the purpose of the Merger and engaging in the transactions contemplated hereby. The copies of the Parent's Restated Articles of Incorporation and the Acquisition Subsidiary's Certificate of Incorporation, each as amended to date, certified in the case of the Acquisition Subsidiary by the Delaware Secretary of State, and of the Acquisition
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Subsidiary's Bylaws, as amended to date, certified by the Secretary of the
Acquisition Subsidiary copies of which have been delivered to the Company, are, and, subject to any and all amendments described in that certain proxy statement dated April 9, 1997 (a copy of which has also been delivered to the Company), will be at the Closing, complete and correct.

     3.2 Capitalization. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no authorized or outstanding options, warrants, calls, rights, commitments or other agreements of any character to which the Acquisition Subsidiary is a party or by which it is bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Acquisition Subsidiary. The capitalization of the Parent reflected in the Draft Audited Financial Statements (as defined in
Section 3.5) is correct and complete as of the date set forth therein.

     3.3 Authorization of Transaction. Each of the Parent and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of this Agreement and a consummation by each of the Parent and the Acquisition Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of the Parent and the Acquisition Subsidiary. This Agreement has been duly and validly executed and delivered by each of the Parent and the Acquisition Subsidiary and constitutes valid and binding obligations of the Parent and the Acquisition Subsidiary, enforceable against them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     3.4 No Conflict of Transaction With Obligations and Laws. Subject to compliance with the applicable requirements of the Coordinated Laws on Commercial Companies of Belgium (which have been described in a memorandum which has been made available to the Company), the Securities Act, any applicable state takeover or securities laws, the Exchange Act, the Nasdaq National Market and the filing of the Certificate of Merger and any other documents as required by the DGCL, neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will: (i) constitute a breach or violation of the Charter or Bylaws of the Parent or the Acquisition Subsidiary; (ii) require any consent, waiver, exemption, approval or authorization of, declaration, filing or registration with, or giving of notice to any person, court, arbitration tribunal, administrative agency or commission or other governmental or regulatory agency or authority; (iii) except as set forth on Schedule 3.4, conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right with respect to any debt instrument; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Parent (including any subsidiary of the Parent)
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or the Acquisition Subsidiary is a party or by which the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary or any of their assets are bound; (v) result in the creation of any lien or encumbrance upon any of the assets of the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary; (vi) result in a violation of any law, regulation, administrative order or judicial order, decree or judgment applicable to the Parent (including any subsidiary of the Parent) or the Acquisition Subsidiary, or their businesses or assets; or (vii) invalidate or adversely affect any permit, license or authorization used in the Parent's (including any subsidiary of the Parent) or the Acquisition Subsidiary's business, excluding from clauses (ii) through (vii) consents, waivers, exemptions, approvals or authorizations, declarations, filings or registrations, notices, conflicts, breaches, defaults, liens or encumbrances, or violations which would not, either individually or in the aggregate, either have a Parent Material Adverse Effect or materially impair or preclude the Parent's or the Acquisition Subsidiary's ability to consummate the Merger or the transactions contemplated hereby. Except as set forth on Schedule
3.4 hereof, neither the execution, delivery and performance of this Agreement nor the performance of the transactions contemplated hereby will give rise to a right of any party (other than the Parent or the Acquisition Subsidiary) to terminate, modify or cancel any material contract, agreement or other instrument to which the Parent is a party or by which the Parent or its properties are affected. A "Parent Material Adverse Effect" is defined as any fact, change, event or any other occurrence or circumstance that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business, properties, operations, prospects, assets, revenues or condition (financial or otherwise) of the Parent and its subsidiaries taken as a whole; provided, however, that "Parent Material Adverse Effect" shall be deemed to exclude the impact of any continuation of any existing unfavorable business or financial trend (which has been disclosed herein) without a material worsening thereof.


     3.5 Reports and Financial Statements

                    (a) The Parent has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 20-F for the fiscal year 1995 as filed with the SEC, and any amendments thereto, (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since December 6, 1995, (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by the Parent with the SEC since December 6, 1995 and (d) the draft consolidated audited financial statements for the fiscal year ended December 31, 1996 (the "Draft Audited Financial Statements") together with a draft of management's discussion and analysis of financial condition and operations (such annual report, proxy statements, registration statements, Draft Audited Financial Statements and other filings, together with any amendments or supplements thereto, are collectively referred to herein as the "Parent Reports"). The Parent Reports constitute all of the documents filed or required to be filed by the Parent with the SEC since December 6, 1995, other than any Registration Statement on Form S-8. As of their respective dates, the Parent Reports and that certain Private Placement Memorandum dated April 4, 1997 ( a copy of which has been provided to the Company) and the Parent Reports incorporated therein by reference, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the
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circumstances under which they were made, not misleading. The consolidated audited financial statements of the Parent included in the Parent Reports (together, the "Parent Financial Statements") (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto),
(iii) fairly present the consolidated financial condition, results of operations and cash flows of the Parent and each of its subsidiaries as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of the Parent. The Parent has also previously made available to the Company all documents used in connection with any offer or sale of securities, for purposes of raising capital, by the Parent since December 6, 1995.

                    (b) The consolidated balance sheet contained in the Draft Audited Financial Statements, including the footnotes thereto, is sometimes referred to hereinafter as the "Parent Base Balance Sheet."

                    (c) The books of account of the Parent are complete and correct in all material respects. The current books of account and auditor's letters to management of the Parent since December 6, 1995 and other significant correspondence from or to such auditors during such period, if any, have been made available to the Company.

     3.6 Claims and Legal Proceedings. There are no claims, actions, suits, arbitrations, proceedings or investigations pending (or, to the best knowledge of Parent, threatened) against Parent or any of its subsidiaries, and there are no outstanding court orders, court decrees, or court stipulations to which Parent or any of its subsidiaries is a party or by which any of their respective assets are bound, any of which (a) affect this Agreement or the transactions contemplated hereby, or (b) materially restrict the present business, properties, operations, prospects, assets or condition, financial or otherwise, of Parent or any of its subsidiaries, or (c) would, individually or in the aggregate have a Parent Material Adverse Effect or materially impair or preclude the Parent's or the Acquisition Subsidiary's ability to consummate the Merger or the other transactions contemplated hereby.

     3.7 Disclosure of Material Information. No representation or warranty by the Parent or the Acquisition Subsidiary contained in this Agreement, and no statement contained in the Parent's disclosure schedule or any exhibit to this Agreement or certificate issued by or to be issued by the Parent or the Acquisition Subsidiary and furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits, or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

     3.8 Parent Action. The Parent has received the opinion of Hambrecht & Quist satisfactory to the Parent to the effect that the terms of the Merger are fair to the Parent from a financial point of view. A copy of such letter has been previously furnished to the Company.
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     3.9 Shareholder Vote Not Required. No vote of the holders of the outstanding shares of Parent Common Stock is required to approve this Agreement, the Merger or the transactions contemplated by this Agreement.


     3.10 Transaction Fees. Except for Hambrecht & Quist, neither the Parent nor the Acquisition Subsidiary has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon the consummation of the Merger.

     3.11 Financing. The Acquisition Subsidiary and the Parent have sufficient funds and/or available financing to pay the Merger Consideration for all Company Shares, the O&W Company Shares and all fees and expenses related to the Merger.

     3.12 Prior Activities of Acquisition Subsidiary. The Acquisition
Subsidiary has not incurred any liabilities or obligations, except those incurred in connection with its organization or with the negotiation of this Agreement or the performance hereof, and the financing of the Merger and the consummation of the transactions contemplated thereby. Except as contemplated by the foregoing, Acquisition Subsidiary has not engaged in any business activities of any type or kind whatsoever, nor entered into any agreements or arrangements with any person, nor is it subject to or bound by any obligation or undertaking.

     3.13 Permits. Each of the Parent and the Acquisition Subsidiary holds all licenses, permits, registrations, orders, authorizations, approvals and franchises which are required to permit it to conduct its business as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     3.14 Absence of Sensitive Payments. Neither the Parent, nor to the knowledge of the Parent, any of the Parent's directors, officers, agents, stockholders or employees, on behalf of the Parent:

                    (a) has made or agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic);

                    (b) has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

                    (c) has made or has agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether Federal, state or local (foreign or domestic), where such contributions were in violation of applicable law.
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     3.15 HSR Act. The Parent is not controlled by a $100,000,000 person within the meaning of the HSR Act.

     3.16 Present Compliance with Obligations and Laws. The Parent is not: (a) in violation of its Charter or Bylaws; (b) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or breach of (with or without the passage of time or the giving of notice) any other contract to which it is party or by which it or its assets are bound; or (d) in violation of any law, regulation, administrative order or juridical order, decree, or judgment applicable to it or its business or assets, accept where any violation or default under items (b), (c) or (d) would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                                   ARTICLE IV

                                    COVENANTS

     4.1 Reasonable Best Efforts. Each of the Parties shall use, and the Parent shall cause the Acquisition Subsidiary to use, reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement, including, but not limited to the delivery of certificates reasonably requested in connection with any opinions to be delivered hereunder.

     4.2 Notices and Consents. Each of the Parties shall use reasonable best efforts to obtain, at its reasonable expense, all such waivers, permits, consents, approvals or other authorizations from third parties and governmental entities or authorities, and to effect all such registrations, filings and notices with or to third parties and governmental entities or authorities, as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

     4.3 Special Meeting, Prospectus/Proxy Statement and Registration Statement; Fairness Opinion.

                    (a) The Parent and the Company shall jointly prepare, and the Company shall file with the SEC under the Exchange Act, subject to the other provisions of this Agreement, proxy materials for the purpose of soliciting proxies from Company Stockholders to vote in favor of the adoption of this Agreement and the approval of the Merger at a meeting of Company Stockholders to be called and held for such purpose (and if so determined by the Company, for the annual election of directors and the ratification and appointment of its auditors) (the "Special Meeting"). Such proxy materials shall be in the form of a prospectus/proxy statement to be used for the purpose of offering the Merger Shares to Company Stockholders and soliciting such proxies from Company Stockholders (such prospectus/proxy statement, together with any accompanying letter to stockholders, notice of meeting and form of proxy, shall be referred to herein as the "Prospectus/Proxy Statement"). The Parent and Acquisition Subsidiary shall furnish to the Company all information concerning the Parent and Acquisition Subsidiary as
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the Company may reasonably request in connection with the preparation of the
Prospectus/Proxy Statement. The Parent and its counsel shall be given an opportunity to review and comment on the Prospectus/Proxy Statement prior to its filing with the SEC. The Company, with the assistance of the Parent, shall promptly respond to any SEC comments on the Prospectus/Proxy Statement and shall otherwise use reasonable best efforts to resolve as promptly as practicable all SEC comments thereon.

                    (b) A copy of the Montgomery Opinion shall be delivered by the Company to the Parent no later than the day that the preliminary proxy materials described in subparagraph (a) above are first filed with the SEC.

                    (c) The Parent shall prepare and file with the SEC under the Securities Act and all other applicable regulatory bodies as soon as reasonably practicable, a Registration Statement on Form F-4 with respect to shares of Parent Common Stock to be issued in the Merger (the "Registration Statement"), which shall include the Prospectus/ Proxy Statement as a part thereof. The Company and its counsel shall be given an opportunity to review and comment on the Registration Statement prior to its filing with the SEC. The Parent, with the assistance of the Company, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use reasonable best efforts to cause the Registration Statement to be declared effective as promptly as practicable. The Parent shall also take any and all such actions to satisfy the requirements of the Securities Act, including Rule 145 thereunder, and the Exchange Act. Prior to the Closing Date, the Parent shall use its reasonable, good faith efforts to cause the shares of Parent Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other such actions which may be necessary to enable the Parent Common Stock to be issued pursuant to the Merger in each such jurisdiction.

                    (d) Promptly following the resolution of all SEC comments on the Prospectus/Proxy Statement and the declaration of effectiveness of the Registration Statement, the Company shall distribute the Prospectus/Proxy Statement to its stockholders and, pursuant thereto, shall call the Special Meeting in accordance with the DGCL and subject to the other provisions of this Agreement, solicit proxies from Company Stockholders to vote in favor of the adoption of this Agreement and the approval of the Merger at the Special Meeting.

                    (e) The Company shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Prospectus/Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, the Company shall ensure that the Prospectus/Proxy Statement does not, as of the date on which it is distributed to Company Stockholders, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information relating to the Parent and the Acquisition Subsidiary or any other information furnished by the Parent in writing for inclusion in the Prospectus/Proxy Statement). The information supplied by the
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Company for inclusion in the Registration Statement will not as of the effective date of the Registration Statement (or any amendment or supplement thereto) or at the time of the Special Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

                    (f) The Parent shall comply with all applicable provisions of and rules under the Securities Act and state securities laws in the preparation, filing and distribution of the Registration Statement and the offering and issuance of the Merger Shares. Without limiting the foregoing, the Parent shall ensure that the Registration Statement does not, as of its effective date, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company in writing for inclusion in the Registration Statement). The information supplied by the Parent for inclusion in the Prospectus/Proxy Statement to be sent to the stockholders of the Company in connection with the Special Meeting will not, on the date the Prospectus/Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Special Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

                    (g) The Company, acting through its Board of Directors, shall include in the Prospectus/Proxy Statement the recommendation of its Board of Directors that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use reasonable best efforts to obtain the Requisite Stockholder Approval. Notwithstanding the foregoing, the obligations set forth in this paragraph (g) shall not apply (and the Board of Directors shall be permitted to modify or withdraw any such recommendation previously made) if the Board of Directors of the Company, after consultation with and based upon the written advice of independent legal counsel (who may be the Company's regular legal counsel), determines in good faith that to not withdraw such recommendation would constitute a breach of the fiduciary duties of the Board of Directors under applicable law.

     4.4 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the ordinary course of business and consistent with past practice and in compliance in all material respects with applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the written consent of the
Parent:
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                    (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities, or amend any of the terms of any such convertible securities, Options or Warrants, other than the issuance of Company Shares upon the exercise of outstanding Options and Warrants;

                    (b) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                    (c) except in the ordinary course of business and consistent with past practice: create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases) other than loans incurred to satisfy the working capital needs of the Company; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or make any loans, advances or capital contributions to, or investments in, any other person;

                    (d) enter into, adopt or amend any ERISA Benefit Plan or Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the ordinary course of business and consistent with past practice) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing ERISA Benefit Plan or Benefit Plan;

                    (e) acquire, sell, lease, encumber or dispose of any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof or any assets, other than purchases and sales of assets in the ordinary course of business and consistent with past practice;

                    (f) amend its Charter or Bylaws;

                    (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

                    (h) discharge or satisfy any security interest, lien or other encumbrance or pay any obligation or liability other than in the ordinary course of business and consistent with past practice;

                    (i) mortgage or pledge any of its property or assets or subject any such assets to any security interest, lien or other encumbrance, except to fund the Company's working capital needs;
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                    (j) sell, assign, transfer or license any Intellectual
Property Assets, other than in the ordinary course of business and consistent with past practice;

                    (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any material rights under, any material contract or agreement;

                    (1) make or commit to make any capital expenditure in excess of $10,000 per item or $50,000 in the aggregate;

                    (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

                    (n) agree in writing or otherwise to take any of the foregoing actions.

         In addition, the Company shall not without prior oral consultation with the Parent hire any employees or retain any consultants other than nonmanagement or nonsupervisory personnel in the ordinary course of business.

     4.5 Access. Each party shall permit representatives of the other to have access (at all reasonable times and in a manner so as not to interfere with the normal business operations of the other party) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to such party. Each Party (a) shall treat and hold as confidential any Confidential Information (as defined below), (b) shall not use any of the Confidential Information except in connection with this Agreement, and (c) if this Agreement is terminated for any reason whatsoever, shall return to the disclosing Party all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means any information of the disclosing Party that is furnished to another Party by the disclosing Party in connection with this Agreement: provided, however, that it shall not include any information (i) which, at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the receiving Party, (iii) which the receiving Party demonstrates it knew or to which the receiving Party had legal access prior to disclosure, or (iv) which is required by law to be disclosed.

     4.6 Notice of Breaches. The Company shall promptly deliver to the Parent written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Company Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such Party. The Parent or the Acquisition Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Parent or the Acquisition Subsidiary in this
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


Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Parent or the Acquisition Subsidiary of, or a failure by the Parent or the Acquisition Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such Party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

     4.7 Exclusivity.

                    (a) The Company shall not, and the Company shall use reasonable best efforts to cause each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any person or entity (other than the Parent) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, material accumulation of Company Shares, proxy solicitation or other business combination involving the Company, or any division of the Company (an "Acquisition Transaction") or (ii) or take any other action intended or designed to facilitate the efforts of any person or entity (other than Parent) relating to a possible Acquisition Transaction.

                    (b) Notwithstanding anything herein to the contrary, in the event that there is an unsolicited proposal for or an unsolicited indication of a serious interest in entering into, an Acquisition Transaction from a bona fide financially capable third party that contains no financing contingency, the Company, at its discretion, shall be permitted to furnish to and communicate with any such party all publicly available information requested by such party. In the event that such party requests information in addition to that which is publicly available, the Company may furnish to and communicate with such third party non-public information and otherwise negotiate with such party, only if
(i) two (2) business days prior written notice shall have been given to the Parent and (ii)(A) the Company's Board of Directors shall have been advised in writing by its investment banker that it believes such third party is financially capable, without any financing contingency, of consummating an Acquisition Transaction, (B) the Company's Board of Directors shall have been advised, by the written opinion of outside counsel to the Company, that any failure to provide such non-public information to such party would constitute a breach of the fiduciary responsibilities of the Board of Directors to the Company Stockholders and (C) the Company's Board of Directors, after weighing such advice, determines that failing to furnish such information would constitute a breach of the Board's fiduciary duties. Notwithstanding anything herein to the contrary, nothing shall prohibit the Board of Directors of the Company from responding to a tender offer or complying with its obligations under Sections 14d-9 or 14e-2 of the Exchange Act.

     4.8 Listing of Merger Shares. On or before the Effective Time, the Parent shall list the Merger Shares on the Nasdaq National Market.
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     4.9 Indemnification.

                    (a) The Parent and the Acquisition Subsidiary agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current directors and officers of the Company as provided in the Charter or Bylaws of the Company or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                    (b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent that such premiums exceed an amount equal to 200% of the annual premiums paid as of the date hereof by the Company for such insurance and if such premiums exceed such amount the Surviving Corporation shall purchase insurance policies in amounts and with coverage as reasonably can be purchased for such amount.

                    (c) Parent agrees to be jointly and severally liable with the Company and the Surviving Corporation for their indemnification obligations to the Company's current directors and officers, in all capacities in which such directors or officers served the Company prior to the Effective Time, as set forth in the Company's Charter and Bylaws or in any indemnification agreements by and between the Company and such current directors and officers and to the extent such indemnification by the Company is permitted under DGCL.

                    (d) Parent further agrees to be jointly and severally liable with the Surviving Corporation for any indemnification obligation it may have to directors (in any capacity) of the Company who continue to serve as directors of the Surviving Corporation after the Effective Time pursuant to any indemnification agreements entered into by the Company with such directors, with respect to acts or events (in any capacity) while serving as a director of the Surviving Corporation on or after the Effective Time to the extent such indemnification by the Surviving Corporation is permitted under DGCL.

                    (e) In the event the Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Parent assume the obligations set forth in this Section 4.9.

                    (f) The provisions of this Section 4.9 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.


     4.10 Filing of Annual Reports. As soon as practicable following the execution of this Agreement, Parent shall use its reasonable best efforts to file its Annual Report on Form 20-F for
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the fiscal year ended December 31, 1996 with the SEC and the Company shall use its reasonable best efforts to file its Annual Report on Form 10-KSB for the fiscal year ended January 31, 1997 with the SEC.


     4.11 Hart-Scott-Rodino To each party's knowledge, based upon the published financial statements of each party and the representations set forth herein, no filing pursuant to the HSR Act is required to be made with respect to the Merger and the other transactions contemplated hereby. In the event that such filing may be required at a later date as a result of either or both parties' publication of further financial information, such additional governmental approval requirement and the approvals required for the consummation of the transactions contemplated hereby shall not constitute a breach of any covenants or representations and warranties under this Agreement, and each party shall use all commercially reasonable efforts to file as promptly as practicable such Notification and Report Forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and use all commercially reasonable efforts to respond as promptly as practicable to all inquiries received from such governmental agencies for additional information or documentation in order to obtain as soon as practicable all necessary governmental approvals, if any, for the transactions contemplated hereby under the HSR Act. In the event that a filing is required under the HSR Act, the outside Closing Date shall be extended for a period of 45 days.

     4.12 Employee Welfare. Parent agrees to honor, and to cause the Surviving Corporation to honor, in accordance with their terms, all arrangements described in Schedule 4.12 of the Company Disclosure Schedule. The provisions of this
Section 4.12 are intended to be for the benefit of, and enforceable by, each of the persons set forth in Schedule 4.12 of the Company Disclosure Schedule and their heirs and representatives.


     4.13 Tax Returns: Good Standing. As soon as practicable following the execution of this Agreement, and in any event prior to the Closing Date, the Company shall (i) file its 1995 Federal tax return, (ii) file tax returns in Massachusetts covering the past three years, and (iii) take any and all action necessary to bring itself into good standing in the State of Delaware.

     4.14 Loan to Company. The Parent shall cause its subsidiary to make funds available to the Company in accordance with that certain Loan Agreement by and between the Company and Lernout & Hauspie Speech Products USA, Inc., a wholly-owned subsidiary of the Parent ("L&H USA"), dated the date hereof (the "Loan Agreement"). The Company shall, and the Parent shall cause L&H USA to, comply in all material respects with their respective agreements, obligations and covenants under the Loan Agreement.

                                    ARTICLE V

                      CONDITIONS TO CONSUMMATION OF MERGER

     5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of or waiver by each of the Parties of the following conditions:
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                    (a) this Agreement and the Merger shall have received the
Requisite Stockholder Approval;

                    (b) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act and applicable state securities laws, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC or any state and remain in effect; and

                    (c) the Merger Shares shall have been authorized for listing on the Nasdaq National Market.


     5.2 Conditions to Obligations of the Parent and the Acquisition Subsidiary. The obligation of each of the Parent and Acquisition Subsidiary to consummate the Merger is subject to the satisfaction of or waiver by the Parent and the Acquisition Subsidiary of the following additional conditions:

                    (a) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all registrations, filings and notices the failure of which to obtain would result in a Company Material Adverse Effect;

                    (b) the representations and warranties of the Company set forth in Article II shall be true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date and except if such inaccuracies individually or in the aggregate do not cause a Company Material Adverse Effect;

                    (c) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                    (d) the Company shall have delivered to the Parent and the Acquisition Subsidiary a certificate of its Chairman, President or Chief Financial Officer to the effect that each of the conditions specified in clause
(a) of Section 5.1 and clauses (a) through (c) of this Section 5.2 is satisfied;

                    (e) the Parent and the Acquisition Subsidiary shall have received from Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., counsel to the Company, an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Parent and the Acquisition Subsidiary and dated as of the Closing Date;

                    (f) no action, suit or proceeding shall be pending or threatened before any governmental entity or authority which is reasonably likely to (i) prevent consummation of any
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of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of the Parent to own, operate or control any of the assets and operations of the Surviving Corporation following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect; provided, however, that the Parent shall contest or cooperate with the Company in contesting, as applicable, the action, suit or proceeding and if any injunction or order has been so issued will use reasonable efforts to have it dismissed;

                    (g) the number of shares of Company Stock held by Dissenting Stockholders shall not exceed 7% of the issued and outstanding Company Shares;

                    (h) all vested or exercisable Options and Warrants that have an exercise price per share greater than the Per Share Dollar Value shall have been amended, to the extent necessary, such that they may be terminated in accordance with Section 1.9(a) hereof; and

                    (i) from the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Company Material Adverse Effect, nor shall there nave occurred any event or development which is reasonably likely to result in a Company Material Adverse Effect.

     5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of or waiver by the Company of the following additional conditions:

                    (a) the representations and warranties of the Parent and the Acquisition Subsidiary set forth in Article III (other than Section 3.6(a)) shall be true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date;

                    (b) each of the Parent and the Acquisition Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                    (c) each of the Parent and the Acquisition Subsidiary shall have delivered to the Company a certificate of its Chairman and Chief Financial Officer to the effect that each of the conditions specified in clauses (b) and
(c) of Section 5.1 and clauses (a), (b) and (d) of this Section 5.3 is satisfied in all respects;

                    (d) the Parent and the Acquisition Subsidiary shall have obtained all waivers, permits, consents, approvals or other authorizations and effected all registrations, filings and notices, the failure of which to obtain would result in a Parent Material Adverse Effect;
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                    (e) no writ, order, decree or injunction of a court of
competent jurisdiction or governmental entity shall have been entered against the Parent, the Acquisition Subsidiary or the Company which prohibits the consummation of the Merger; provided, however, that the Company shall have contested or cooperated with Parent or the Acquisition Subsidiary, as applicable, in contesting, the action suit or proceeding giving rise to such writ, order, decree or injunction and shall have used reasonable efforts to have the same dismissed;

                    (f) if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger which has not been dismissed or vacated; provided, however, that the Company shall have contested or cooperated with the Parent or the Acquisition Subsidiary in contesting, as applicable, the action, suit or preceding pursuant to which such order was issued and shall have used reasonable efforts to have such order dismissed;

                    (g) the Company shall have received from Brown, Rudnick, Freed & Gesmer, United States counsel to the Parent and the Acquisition Subsidiary an opinion with respect to the matters set forth in Exhibit E attached hereto, addressed to the Company and dated as of the Closing Date; and

                    (h) the Company shall have received from Loeff Claeys Verbeke, Belgian counsel to the Parent an opinion with respect to the matters set forth in Exhibit F attached hereto, addressed to the Company and dated as of the Closing Date.

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

         6.1 Termination. In connection with the structure of the transactions as described in this Agreement, the parties have agreed that this Agreement shall not be terminated, nor the Merger abandoned, except in accordance with the provisions of this Article VI, all strictly construed against the Party seeking such termination. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after approval by the Company Stockholders:

                    (i) by mutual written consent of the Boards of Directors of the Parent and the Company;

                  (ii) by either the Parent or the Company, if, without fault of such terminating party, the Merger shall not have been consummated on or before August 15, 1997;

                  (iii) by either the Parent or the Company, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree ruling or other action shall
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have become final and nonappealable provided that the party seeking termination shall have diligently contested such ruling;

                  (iv) by either the Parent or the Company, if this Agreement and the Merger fail to receive the Requisite Stockholder Approval; or

                  (v) by either Parent or the Company if (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation so that it is not in favor of this Agreement or the Merger or shall have resolved to do any of the foregoing or (ii) the Board of Directors of the Company shall have recommended or resolved to recommend to its stockholders an Acquisition Transaction other than the Merger.

     6.2 Termination by the Parent. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of the Parent, at any time prior to the Effective Time, before or after the approval by the Company Stockholders, if:

                  (i) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement such that the Closing condition set forth in Section 5.2(c) would not be satisfied ; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure, or failures shall not have been cured within fifteen (15) days of delivery to the Company of written notice of such failure or failures.

                  (ii) there exists a breach or breaches of any representation or warranty of the Company contained in this Agreement in any material respect such that the Closing condition set forth in Section 5.2(b) would not be satisfied; provided, however, that if such failure, breach or breaches are capable of being cured prior to the Effective Time, such failure, breach or breaches shall not have been cured within fifteen (15) days (except that with respect to Section 4.14 the period shall be seven (7) days) of delivery to the Company of written notice of such failure, breach or breaches; or

                  (iii) the Company shall furnish or disclose non-public information to a third party with respect to any Acquisition Transaction, or shall have resolved to do the foregoing and publicly disclose such resolution.


     6.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the Company Stockholders, by action of the Board of Directors of the Company, if:

                  (i) the Parent or the Acquisition Subsidiary shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 5.3(b) would not be satisfied ; provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure, or
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failures shall not have been cured within fifteen (15) days of delivery to the Parent of written notice of such failure or failures; or

                  (ii) there exists a breach or breaches of any representation or warranty of the Parent or the Acquisition Subsidiary contained in this Agreement in any material respect such that the Closing condition set forth in
Section 5.3(a) would not be satisfied; provided, however that if such failure, breach or breaches are capable of being cured prior to the Effective Time, such failure, breach or breaches shall not be cured within fifteen (15) days (except that with respect to Section 4.14 the period shall be seven (7) days) of delivery to the Parent of written notice of such failure, breach or breaches.

     6.4 Procedure for Termination. In the event of termination and abandonment of the Merger by the Parent or the Company pursuant to this Article VI, written notice thereof shall forthwith be given to the other.

     6.5 Effect of Termination and Abandonment.

                  (a) In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VI, no Party hereto (or any of its directors or officers) shall have any liability or further obligation to any other Party to this Agreement, except as provided in Section 4.5 (regarding confidentiality) and this Section 6.5 and except that nothing herein shall relieve any Party from liability for any breach of this Agreement.

                  (b) In the event of: a termination of this Agreement pursuant to Sections 6.1(iv) or (v), or any termination of this Agreement by the Parent pursuant to Section 6.2, then the Company shall , within five (5) business days thereafter, pay the Parent by wire transfer of immediately available funds to an account specified by the Parent up to $1.5 million for all documented out of pocket reasonable fees and expenses incurred by the Parent (including the reasonable fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby (subject to such $1.5 million limit, "Parent Documented Expenses").

                  (c) In the event of a termination of this Agreement pursuant to Section 6.1(v) , the Company shall, within five (5) business days thereafter, pay the Parent by wire transfer of immediately available funds to an account specified by the Parent a fee of $2.2 million (the "Termination Fee"), less any Parent Documented Expenses paid to Parent.

                  (d) To the extent that the Termination Fee has not already become payable and been paid, and, if prior to any termination pursuant to Sections 6.1 (iii) (if and only if the action arose out of or relates to a competing Business Combination Transaction) or (iv), or Sections 6.2(i) or (iii) any person shall have made or discussed with the Company a proposal concerning a Business Combination Transaction and prior to or within twelve (12) months after the termination of this Agreement the Company or any of its Subsidiaries, or any Company Affiliate enters into a definitive agreement with a third party with respect to a Business Combination Transaction or a Business Combination Transaction is effected, then the Company,
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prior to entering into any such definitive agreement or any such Business
Combination Transaction being effected, shall, within five (5) business days thereafter, pay the Parent by wire transfer of immediately available funds to an account specified by the Parent the Termination Fee, less any Parent Documented Expenses paid to Parent.

                  (e) As used in this Section 6.5, the term "Business Combination Transaction" shall mean any of the following involving the Company or any subsidiary of the Company, that is material to the business, results of operation, prospects or financial condition of the Company : (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Merger) in which the shareholders of the Company would own less than 75% of the surviving entity following the consummation thereof; (2) any sale, lease, exchange, transfer or other disposition of 50% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (3) the acquisition by a person or entity, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 25% or more of the Company Shares, whether by tender offer, exchange offer or otherwise.

                  (f) In the event of a termination of this Agreement by the Company, pursuant to Section 6.3 (i) or (ii) then the Parent shall promptly pay the Company by wire transfer of immediately available funds to an account specified by the Company up to $1.5 million for all documented fees and expenses incurred by the Company (including the reasonable fees and expenses of counsel, accountants, consultants and advisors) in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE VII


                                  MISCELLANEOUS

     7.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense provided that the Parent and the Company shall share equally all fees and expenses in connection with the filing of the Registration Statement and the printing and mailing of the Prospectus/Proxy Statement. The Parent acknowledges and agrees that the Company has disclosed that it is obligated and will become further obligated for fees and expenses (including fees and expenses of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Roger M. Barzun, Esquire, its counsel, Arthur Anderson & Co., LLP, its independent accountants, and Montgomery Securities, its financial advisor) incurred by it in connection with the Merger and the transactions contemplated hereby. It is understood and agreed that certain of such fees and expenses may be paid by the Company prior to the execution of this Agreement, and the Parent agrees to refrain from taking any action which would prevent or delay the payment of reasonable fees and expenses by the Company. Further, the Parent agrees to take, and cause the Acquisition Subsidiary to take, all action necessary to cause the Surviving Corporation to pay promptly any of the foregoing reasonable fees and expenses incurred, but not paid, by the Company prior to the Effective Time.
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     7.2 Notices. Any notice or other communication in connection with this
Agreement shall be deemed to be delivered if in writing (or in the form of a facsimile transmission, receipt telephonically confirmed) addressed as provided below and if either (a) actually delivered electronically or physically at said address, or (b) in the case of a letter, three (3) business days shall have elapsed after the same shall have been sent by nationally recognized overnight courier:

        If to the Company to:

           Kurzweil Applied Intelligence, Inc.
           441 Waverly Oaks Road
           Waltham, MA 02154
           Attn:  Chief Executive Officer
           Tel: 617-893-5151
           Fax: 617-893-6525


        with a copy to:

           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
           One Financial Center
           Boston, Massachusetts  02111
           Attn: Peter F. Demuth, Esq.
           Tel: 617-542-6000
           Fax: 617 542-2241

        If to the Parent or the Acquisition Subsidiary, to:

           Lernout & Hauspie Speech Products N.V.
           Sint-Krispijnstraat 7
           8900 Ieper, Belgium
           Attn: President
           Tel: 011 32 57 219500
           Fax: 011 32 57 208489

        and

           Lernout & Hauspie Speech Products USA, Inc.
           20 Burlington Mall Road
           Burlington, MA 01803
           Attn: President
           Tel: 617-238-0960
           Fax: 617-238-0986

        with a copy to:
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           Lernout & Hauspie Speech Products N.V.
           Sint-Krispijnstraat 7
           8900 Ieper, Belgium
           Attn: Legal Department
           Tel: 011 32 57 219500
           Fax: 011 32 57 208489

           Brown, Rudnick, Freed & Gesmer, P.C.
           One Financial Center
           Boston, MA  02111
           Attn:  Lawrence M. Levy, Esquire
           Tel: 617-856-8200
           Fax: 617-856-8201

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

     7.3 Publicity and Disclosure. No Party shall issue or approve any press releases or any public disclosure or announcement, either written or oral, of the transactions contemplated by this Agreement without the prior knowledge and written consent of the other parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     7.4 Entire Agreement. This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

     7.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

     7.6 Assignability. This Agreement may not be assigned otherwise than by operation of law (a) by the Parent or the Acquisition Subsidiary without the prior written consent of the Company or (b) by the Company without the prior written consent of the Parent. However, any or all rights of the Parent to receive performance (but not the obligations of the Parent to Company hereunder) of the Company hereunder, may be assigned by the Parent to any direct or indirect subsidiary, parent or other affiliate of the Parent. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.
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     7.7 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective Boards of Directors; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      7.8 Governing Law; Venue

                    (a) Except as otherwise required under Belgian law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the State of Delaware.

                    (b) Any claim, action, suit or other proceeding initiated by any Party, under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state court in the State of Delaware, as the Party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof, and the Parties hereby waive any and all rights to object to the laying of venue in any such court and to any right to claim that any such court may be an inconvenient forum. Each of the Parties hereby submit themselves to the jurisdiction of each such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

     7.9 Remedies. The Parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the Parties hereto is and will be insufficient and inadequate and that the Parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each of the Parties shall waive the defense that there is an adequate remedy at law. Without limiting any remedies the Parties may otherwise have hereunder or under applicable law, in the event any Party refuses to perform its obligations under this Agreement, the other Parties shall have, in addition to any other rights at law or equity, the right to specific performance.

     7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
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     7.11 Effect of Table of Contents and Headings. Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

     7.12 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Article I concerning issuance of the Merger Shares are intended for the benefit of the Company Stockholders and Sections 4.9 and 4.12 are intended for the benefit of the individuals specified therein and their respective legal representatives.


     7.13 Knowledge. "To the knowledge," "to the best knowledge, information and belief," or any similar phrase shall be deemed to refer to the knowledge of the directors and executive officers of a party and to include the assurance that such knowledge is based upon a reasonable investigation by such persons, unless otherwise expressly provided.


     7.14 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.


     7.15 Integration of Exhibits. All Exhibits and Schedules attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

                                  ARTICLE VIII

                                   DEFINITIONS


        The following capitalized terms used herein shall have the meanings ascribed in the indicated sections.

ACO.....................................................................................    1.5(b)
ACO Principal Amount....................................................................    1.5(b)
Acquisition Subsidiary..................................................................    First Paragraph
Acquisition Transaction.................................................................    4.7(a)
Affiliate Agreement.....................................................................    2.33(a)
Average Market Value....................................................................    1.5(a)
Base Balance Sheet......................................................................    2.7(b)
Benefit Plan............................................................................    2.16(a)(iii)
Business Combination Transaction........................................................    6.5(b)
Certificate of Merger...................................................................    1.1

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
Certificates............................................................................    1.7(a)
Charter.................................................................................    2.1
Closing.................................................................................    1.2
Closing Date............................................................................    1.2
Code....................................................................................    1.9(a)
Company.................................................................................    First Paragraph
Company Affiliates......................................................................    2.32(d)
Company Disclosure Schedule.............................................................    First    Paragraph    of
                                                                                            Article II
Company Material Adverse Effect.........................................................    2.1
Company Reports.........................................................................    2.7(a)
Company Shares..........................................................................    1.5(a)
Company Stockholders....................................................................    1.5(a)
Confidential Information................................................................    4.5
Conversion Ratio........................................................................    1.5(a)
DGCL....................................................................................    1.1
Effective Time..........................................................................    1.1
ERISA...................................................................................    2.16(a)(i)
ERISA Affiliate.........................................................................    2.16(a)
ERISA Benefit Plan......................................................................    2.16(a)(iii)
Escrow Agent............................................................................    1.7(a)
Escrow Agreement........................................................................    1.7(a)
Escrow Amount...........................................................................    1.7(a)
Exchange Act............................................................................    2.6
Exchange Agent..........................................................................    1.3
Financial Statements....................................................................    2.7(a)
GAAP....................................................................................    2.7(a)
HSR Act.................................................................................    2.33
Indemnification Representative..........................................................    1.7(a)
Intellectual Property Rights............................................................    2.13(a)
Merger..................................................................................    1.1
Merger Consideration....................................................................    1.5(b)
Merger Shares...........................................................................    1.5(a)
Options.................................................................................    1.9(a)
Option Conversion Ratio                                                                     1.9(b)
O&W Agreements..........................................................................    1.7(a)
O&W Company Shares......................................................................    1.9(a)
Parent..................................................................................    First Paragraph
Parent Base Balance Sheet...............................................................    3.5(b)
Parent Common Stock.....................................................................    1.5(a)
Parent Documented Expenses..............................................................    6.5(b)
Parent Financial Statements.............................................................    3.5(a)
Parent Material Adverse Effect..........................................................    3.4
Parent Reports..........................................................................    3.5(a)
Parties.................................................................................    First Paragraph

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
PBGC....................................................................................    2.16(g)(ii)
Prospectus/Proxy Statement..............................................................    4.3(a)
Registration Statement..................................................................    4.3(c)
Requisite Stockholder Approval..........................................................    2.4
SEC.....................................................................................    2.7(a)
Securities Act..........................................................................    1.9(c)
Site....................................................................................    2.17(a)
Special Meeting.........................................................................    4.3(a)
Subsidiary..............................................................................    2.3
Surviving Corporation...................................................................    1.1
Tax Returns.............................................................................    2.10
Taxes...................................................................................    2.10
Termination Fee.........................................................................    6.5(b)
Warrants................................................................................    1.9(a)




            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]


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



        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.


0
                     LERNOUT & HAUSPIE SPEECH PRODUCTS, N.V.


                                     BY: /s/ P. Haiispic
                                     ----------------------------------
                                           Name: Pol haiispic
                                           Title: Managing Director


                                     TRAPPIST ACQUISITION CORP.


                                     BY: /s/ A. Baction
                                     -----------------------------------
                                         Name: A. Baction
                                         Title: President

                                     KURZWEIL APPLIED INTELLIGENCE, INC.


                                     BY: /s/ Thomas E. Brew Jr.
                                     -----------------------------------
                                         Name: Thomas E. Brew, Jr.
                                           Title: President CEO

                          AGREEMENT AND PLAN OF MERGER

List of Schedules and Exhibits


Schedule 2.1-             Organization and Qualification of the Company
Schedule 2.2(a)           Capitalization
Schedule 2.2(b) -         Capitalization
Schedule 2.2(c) -         Capitalization
Schedule 2.5 -            Present Compliance with Obligations and Laws
Schedule 2.6(a)-          No Conflict of Transaction with Obligations and Laws
Schedule 2.6(b) -         No Conflict of Transaction with Obligations and Laws
Schedule 2.8-             Absence of Undisclosed Liabilities
Schedule 2.9-             Absence of Certain Changes
Schedule 2.10-            Payment of Taxes
Schedule 2.11 -           Title to Properties; Liens; Condition of Properties
Schedule 2.12-            Liabilities
Schedule 2.13(a) -        Intellectual Property Rights
Schedule 2.13(b) -        Intellectual Property Rights
Schedule 2.13(c) -        Intellectual Property Rights
Schedule 2.13(d) -        Intellectual Property Rights
Schedule 2.13(e) -        Intellectual Property Rights
Schedule 2.13(f) -        Intellectual Property Rights
Schedule 2.13(g) -        Intellectual Property Rights
Schedule 2.14(a) -        Contracts and Commitments
Schedule 2.14(b) -        Contracts and Commitments
Schedule 2.15-            Labor and Employee Relations
Schedule 2.15(a) -        Labor and Employee Relations
Schedule 2.15(c) -        Labor and Employee Relations
Schedule 2.15(d) -        Labor and Employee Relations
Schedule 2.15(g) -        Labor and Employee Relations
Schedule 2.16(a) -        Employee Benefits and ERISA
Schedule 2.16(b) -        Employee Benefits and ERISA
Schedule 2.16(c) -        Employee Benefits and ERISA
Schedule 2.18 -           Permits
Schedule 2.19 -           Warranty or Other Claims
Schedule 2.20 -           Claims and Legal Proceedings
Schedule 2.21 -           Borrowings and Guarantees
Schedule 2.22 -           Financial Service Relations and Powers of Attorney
Schedule 2.23 -           Insurance
Schedule 2.27 -           Transactions with Interested Persons
Schedule 2.32 -           Company Affiliates
Schedule 3.4 -            No Conflict of Transaction With Obligations and Laws
Schedule 4.12 -           Employee Welfare

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Exhibit A -               Certificate of Merger
Exhibit B -               Option Agreement
Exhibit C -               Affiliate Agreement
Exhibit D -               Opinion of Counsel to the Company
Exhibit E -               Opinion of US Counsel to the Parent and the
                          Acquisition Subsidiary
Exhibit F -               Opinion of Belgian Counsel to the Parent






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